SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549


                               Form 8-K


                            CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 29, 1997



                       Joachim Bancorp, Inc.
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        (Exact name of registrant as specified in its charter)



          Missouri               0-27154             43-1721475
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(State or other jurisdiction  (Commission File    (I.R.S. Employer
of incorporation)              Number)            Identification No.)



Plaza Square, DeSoto, Missouri                         63020
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(Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code:  (314) 586-8821



                           Not Applicable
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     (Former name or former address, if changed since last report)

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Item 5.  Other Events

     On December 29, 1997, Joachim Bancorp, Inc. ("Joachim") entered into a definitive merger agreement ("Agreement") with First State Bancshares, Inc. ("First State") pursuant to which Joachim will be merged into First State and Joachim's wholly-owned subsidiary, Joachim Federal Savings and Loan Association, will be merged into First State's wholly-owned subsidiary, First State Community Bank. The Agreement provides that each share of Joachim's common stock will be exchanged for $17.25 in cash. The aggregate value of the consideration to all shareholders and option holders is approximately $12.8 million.

     Pursuant to the Agreement, Joachim has agreed to pay First State a termination fee of $500,000 in the event the Agreement is terminated under certain conditions, including the failure of Joachim's shareholders to approve the Agreement or if the Agreement is terminated as a result of a willful breach by Joachim and within 18 months thereafter Joachim shall have entered into an agreement with a third party relating to certain business combinations.

     Consummation of the merger is subject to several conditions, including receipt of applicable regulatory approval, completion of due diligence by First State and approval by Joachim's shareholders. For information regarding the terms of the proposed transaction, reference is made to the Agreement and the press release dated December 29, 1997, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits:

          2 Agreement and Plan of Merger dated as of December 29, 1997 by and among First State Bancshares, Inc., FSB Sub, Inc. and Joachim Bancorp, Inc.

          99        Press Release dated December 29, 1997.

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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   JOACHIM BANCORP, INC.



January 5, 1998                   By:  /s/ Bernard R. Westhoff
                                        ------------------------
                                        Bernard R. Westhoff
                                        President


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                            Exhibit 2

                  Agreement and Plan of Merger


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                  AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the date last below written by and among FIRST STATE BANCSHARES, INC., a Missouri corporation ("First State"), FSB Sub, Inc., a Missouri corporation ("FSB," and collectively with First State, the "First State Entities") and JOACHIM BANCORP, INC., a Missouri corporation ("Joachim"):

     WHEREAS, Joachim is the beneficial and record owner of 100 percent of the issued and outstanding shares of the capital stock of Joachim Federal Savings and Loan Association ("JFSL"); and

     WHEREAS, First State is the beneficial and record owner of 100 percent of the issued and outstanding shares of the capital stock of FSB; and

     WHEREAS, the respective Boards of Directors of the First State Entities and Joachim have authorized the execution and delivery of this Agreement; and

     WHEREAS, the First State Entities and Joachim desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, and agreements herein contained, the parties agree as follows:

                            ARTICLE I

                           The Merger

     1.01 The Merger. Subject to the terms and conditions of this Agreement, FSB shall be merged with and into Joachim (the "Merger") in accordance with the Missouri General and Business Corporation Law (the "Missouri Act") and the separate corporate existence of FSB shall cease. Joachim shall be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation").

     1.02 Closing. The closing (the "Closing") of the Merger shall take place, subject to satisfaction or waiver of all conditions set forth in
Article VI hereof, at the offices of Suelthaus & Walsh, P.C., 7733 Forsyth Blvd., 12th Floor, St. Louis, Missouri 63105, at 10:00 am., local time, on such date as the First State Entities shall notify Joachim in writing (such notice to be reasonably in advance of the Closing), but not earlier than the later of (i) five business days after the special meeting of Joachim shareholders held to approve this Agreement and (ii) 30 days after receipt of approval of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or at such other time and place as the First State Entities and Joachim shall agree (the "Closing Date").

Agreement and Plan of Merger                                         Page 1

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     1.03 Effective Time.  On the Closing Date, the First State Entities will cause the Merger to be consummated by delivering to the Missouri Secretary of State for filing articles of merger (the "Articles of Merger") in such form as required by, and duly executed and acknowledged in accordance with, the relevant provisions of the Missouri Act. The Merger shall be effective (the Effective Time ) at the time specified in such Articles of Merger.

     1.04 Articles of Incorporation and By-Laws. The Articles of Incorporation and By-Laws of FSB in effect immediately prior to the Effective Time shall be the Articles of Incorporation and By-Laws of the Surviving Corporation, and the Articles of Incorporation and Bylaws of Joachim shall be changed accordingly, and this shall continue in each case until amended in accordance with their respective provisions and applicable law.

     1.05 Board of Directors and Officers.

          (a) At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of those persons serving as directors of FSB immediately prior to the Effective Time and the terms of those directors after the Effective Time shall be the same as their respective terms immediately prior to the Effective time (either by operation of this Agreement or by action of First State as the sole shareholder of the Surviving Corporation immediately after the Effective Time).

          (b) At the Effective Time, the officers of FSB shall become the officers of the Surviving Corporation until their respective successors are duly elected and qualified, and the prior officers of Joachim shall be relieved of their offices with Joachim and JFSL.

     1.06 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments, or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation its right, title, or interest in, to, or under any of the rights, properties, or assets of Joachim, or (ii) otherwise carry out the purposes of this Agreement, Joachim and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments, or assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Joachim or otherwise to take any and all such actions.

     1.07 Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of the First State Entities, Joachim, or the holder of any of the following securities:

          (a) The shares of common stock, par value $0.01 per share, of Joachim ("Joachim Common Stock") issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and be converted into and become rights of the holders thereof to receive $17.25 in cash for each one share of Joachim Common Stock (in the aggregate the "Merger Consideration"). No such conversion shall be made in respect of any such shares of

Agreement and Plan of Merger                                         Page 2

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Joachim Common Stock ("Dissenting Shares") the holder of which has effectively demanded pursuant to the Missouri Act the appraisal of such shares and who has timely filed a written objection to the Merger and who neither voted in favor of, nor consented in writing to, the Merger, and who, as a result thereof, is entitled to receive the payment of the fair value of such holder's shares of Joachim Common Stock from the Surviving Corporation in accordance with the Missouri Act (the "Dissenting Shareholder"). No conversion shall be made with respect to any treasury shares of Joachim Common Stock.

          (b) Each share of common stock of FSB issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding from and after the Effective Time, and shall for all purposes be deemed to be validly issued and outstanding shares of the Surviving Corporation.

          (c) The holders of the Dissenting Shares, if any, shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the Missouri Act. Liabilities, if any, of the Surviving Corporation to make payment to the holders of Dissenting Shares pursuant to the Missouri Act shall be, and the same hereby are, guaranteed and paid as required by law by First State, just as if First State were deemed the Surviving Corporation under the Missouri Act and obligated to make such payments thereunder.

          (d) If, in accordance with the Missouri Act any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the applicable share of the Merger Consideration.

          (e) Joachim shall give the First State Entities (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the Missouri Act received by Joachim, and
(ii) the opportunity to direct all negotiations and proceedings with respect to such demands under the Missouri Act. Joachim shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of the First State Entities, settle or offer to settle any such demands.

          (f) As used herein, the term "Capital Change" includes stock splits, stock dividends, combinations of shares, distributions of warrants or other rights, and/or any other capital rearrangements (other than cash dividends permitted herein) by Joachim. In the event that any Capital Change occurs between the date of this Agreement and the Closing Date respecting the shares of Joachim Common Stock, the Merger Consideration to be received for such shares, as set forth in subsection (a) of this Section, shall be equitably adjusted so that the holders of Joachim Common Stock will receive (in lieu of $17.25 per share of Joachim Common Stock) the same dollar amount that such holder would have received in the Merger, had the Effective Time been immediately prior to such Capital Change. This provision shall apply severally in the event of successive Capital Changes.

          (g) With respect to the options to purchase 60,839 shares of Joachim Common Stock granted by Joachim pursuant to its 1996 Stock Option Plan, such options shall, as of the Effective

Agreement and Plan of Merger                                         Page 3

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Time, be canceled, and in lieu thereof the holders of such options shall be paid $4.9375 for each share of Joachim Common Stock the holder of the option formerly had the right to purchase and such holders shall have no other rights, privileges, or benefits arising out of or resulting from the grant of said options. In the event of a Capital Change, the amount to be paid per option share shall be equitably adjusted such that the holders will receive an amount per option share, after adjustment, that is equivalent to the difference between the exercise price of the options ($12.3125 per share prior to adjustment) and the merger consideration per share of Joachim Common Stock ($17.25 per share prior to adjustment). At the Effective Time the 1996 Stock Option Plan shall be deemed terminated.

          (h) With respect to the 23,113 unvested restricted shares of Joachim Common Stock granted by Joachim pursuant to its 1996 Management Recognition and Development Plan, such shares shall, as of the Effective Time, be canceled, and in lieu thereof the holders of such shares shall be paid $17.25 for each share and such holders shall have no other rights, privileges, or benefits arising out of or resulting from the grant of such restricted shares. At the Effective Time the 1996 Management Recognition and Development Plan shall be deemed terminated.

     1.08 Surrender and Exchange of Shares.

          (a) After the Effective Time, each holder of a certificate or certificates theretofore evidencing outstanding shares of Joachim Common Stock shall, upon surrender of the same to First State Community Bank, Farmington, Missouri (the "Exchange Agent"), be entitled to receive in exchange therefor such portion of the Merger Consideration as shall be attributable to the shares of Joachim Common Stock theretofore represented by the certificate or certificates so surrendered, all as determined pursuant to Section 1.07. At the Effective Time, First State shall deliver the Merger Consideration to the Exchange Agent for subsequent delivery to the former holders of Joachim Common Stock, as hereinafter provided. Promptly after the Effective Time the Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Time evidenced shares of Joachim Common Stock, and which is to be exchanged for Merger Consideration, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms and the exchange effected by the Merger and the procedure for surrendering to the Exchange Agent such certificate in exchange for the portion of the Merger Consideration attributable to the Joachim Common Stock being surrendered. Upon receipt by the Exchange Agent of a properly completed and executed letter of transmittal and applicable certificate for shares of Joachim Common Stock, the Exchange Agent shall promptly forward to the person(s) properly designated in the letter of transmittal the applicable portion of the Merger Consideration that may be due. After 180 days following the Effective Time, the Exchange Agent shall deliver to First State all undistributed Merger Consideration (including any interest received with respect thereto) which First State, or any of the First State Entities have transferred to the Exchange Agent and which have not been disbursed to holders of certificates formerly representing shares of Joachim Common Stock, and thereafter such holder shall be entitled to look to the First State Entities, jointly and/or severally (subject to abandoned property, escheat, and other similar laws) with respect to such of the foregoing as would otherwise be deliverable or payable upon due surrender of their certificates. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable

Agreement and Plan of Merger                                         Page 4

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to any holder of shares of Joachim Common Stock for any consideration paid to a public official pursuant to any applicable abandoned property, escheat, or similar laws.

          (b) If any portion of the Merger Consideration is to be issued to a person other than the person in whose name the certificate so surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to First State any transfer or other taxes required by reason of the payment of a portion of the Merger Consideration to a person other than the person who is the registered holder of the certificate surrendered or otherwise establish to the satisfaction of First State that such tax has been paid or is not payable.

     1.09 Closing of Stock Transfer Books. The stock transfer books of Joachim shall be closed at the Effective Time. In the event of a transfer of ownership of Joachim Common Stock which is not registered in the transfer records of Joachim, the Merger Consideration to be distributed pursuant to this Agreement may be delivered to a transferee if the certificate representing such shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes. The First State Entities and the Exchange Agent shall be entitled to rely upon the stock transfer books of Joachim to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement for their shares of Joachim Common Stock, which books shall be conclusive with respect to the ownership of such shares. In the event of a dispute with respect to the ownership of any such shares, the First State Entities and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent party and thereafter be relieved with respect to any claims to such consideration.

     1.10 Subsidiary Merger. It is the intention of the parties hereto that simultaneously with the Effective Time JFSL will merge with and into First State Community Bank, a wholly- owned subsidiary of First State, and that First State Community Bank shall be the survivor of such merger and the former banking office of JFSL shall become a branch of First State Community Bank (collectively such transactions, together will all related and ancillary transactions, are referred to as the "Subsidiary Merger"). Joachim and JFSL shall cooperate with First State in obtaining all requisite federal and/or state regulatory approvals for the Subsidiary Merger, including, but not limited to causing JFSL to enter into an agreement with First State Community Bank providing for the Subsidiary Merger in such form as First State shall reasonably deem advisable (the "Subsidiary Merger Agreement") and such regulatory applications as First State shall deem necessary to accomplish the Subsidiary Merger.

                           ARTICLE II

            Representations and Warranties of Joachim

     As a material inducement to the First State Entities to enter into and perform their respective obligations under this Agreement, and notwithstanding any examinations, inspections, audits, and other investigations heretofore and hereafter made by the First State Entities, Joachim hereby represents and warrants to the First State Entities as follows:

Agreement and Plan of Merger                                         Page 5

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     2.01 Organization and Authority.  Joachim is a corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri. Joachim is registered as a savings and loan holding company with the Office of Thrift Supervision ("OTS") under the Home Owners Loan Act ("HOLA"). Joachim has no subsidiaries except JFSL and those set forth on
Schedule 2.01 (together with JFSL, the "Subsidiaries").

     JFSL is chartered as a federal savings and loan association, is duly organized, validly existing, and in good standing under the laws of the United States of America, and its deposits are insured up to applicable limits by Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") under the Federal Deposit Insurance Act of 1950, as amended (the "FDIC Act"). Each of Joachim and JFSL possess all corporate power and authority to own and operate their respective properties and to carry out their respective businesses as and where the same are now being conducted. The character of the properties owned or leased by each of Joachim and JFSL and the nature of the business transacted by each do not require that either of them be qualified to do business in any other jurisdiction.

     Each of the Subsidiaries other than JFSL is duly organized, validly existing, and in good standing in its state of incorporation and in all states in which it does business or owns or leases property. Each of the Subsidiaries other than JFSL possesses all corporate power and authority to own and operate its respective properties and to carry out its respective businesses as and where the same are now being conducted.

     2.02 Corporate Authorization; Records. Joachim has the corporate power and authority to enter into this Agreement and, subject to the approval of the Merger by the shareholders of Joachim and such approvals of government agencies and other governing boards having regulatory authority over Joachim and the Subsidiaries as may be required by applicable law, rule, or regulation, to carry out its obligations hereunder. The only shareholder vote of Joachim required to approve the Merger is the affirmative vote of the holders of two-thirds of the outstanding shares of Joachim Common Stock, entitled to vote at any meeting of shareholders of Joachim held for such purpose. The execution, delivery, and performance of this Agreement by Joachim and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Joachim. Subject to the approvals as aforesaid, this Agreement is the valid and binding obligation of Joachim, enforceable against Joachim in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

     Neither the execution, delivery and performance by Joachim of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Joachim with any of the provisions hereof, will (a) except as set forth in Schedule 2.02 attached hereto and except for non-material breaches which individually and in the aggregate do not or will not have a material adverse affect upon the financial condition, results of operations, business, assets, or operations of Joachim and the Subsidiaries taken as a whole, violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance

Agreement and Plan of Merger                                         Page 6

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required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge, or encumbrance upon any of the properties or assets of Joachim or any of the Subsidiaries under any of the terms, conditions, or provisions of (i) the articles of incorporation, articles of association, or Bylaws of each, or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which Joachim or any of the Subsidiaries is a party or by which it may be bound, or to which Joachim or any of the Subsidiaries or any of the properties or assets of Joachim or any of the Subsidiaries may be subject, or (b) subject to compliance with the statutes and regulations referred to in this Section, violate any judgment, ruling, order, writ, injunction, decree, or to the best of Joachim's knowledge, any statute, rule, or regulation applicable to Joachim or any of the Subsidiaries or any of their respective properties or assets.

     Other than in connection or in compliance with the provisions of the Missouri Act, the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), or filings, consents, reviews, authorizations, approvals, or exemptions required under the Bank Holding Company Act of 1956 ("BHC Act"), notice filings with the OTS under the HOLA, or any required approvals of the Missouri Division of Finance (the "Division of Finance"), and the FDIC, no notice to, filing with, exemption or review by, or authorization, consent, or approval of, any public body or authority is necessary for the consummation by Joachim of the transactions contemplated by this Agreement.

     The minute books and stock records of Joachim and the Subsidiaries are complete and correct in all material respects and accurately reflect in all material respects all meetings, consents and other actions of the organizers, incorporators, shareholders, boards of directors, and committees of the boards of directors occurring since the organization of each.

     2.03 Subsidiaries of Subsidiaries. Except as set forth in Schedule 2.03 attached hereto, the Subsidiaries have no subsidiaries and do not control, or have any interest in any other corporation, partnership, joint venture, or other business association (other than any interest pledged to JFSL in the ordinary course of their business as security for the obligations of third parties to JFSL or held by JFSL as a consequence of their exercise of rights and remedies in respect of any interest pledged as security in respect of such obligations).

     2.04 Capitalization of Joachim. The authorized stock of Joachim consists of 5,000,000 shares of common stock, par value $0.01 per share, of which, as of the date hereof, 722,415 shares were issued and outstanding, and 38,022 shares are issued but not outstanding and held in treasury, and 1,000,000 shares of preferred stock, par value $0.01 per share, of which, as of the date hereof, none were issued and outstanding. Except as set forth in Schedule 2.04, there are no other shares of capital stock or other equity securities of Joachim outstanding and no other options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Joachim, or contracts, commitments, understandings, or arrangements by which Joachim is or may become bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Schedule 2.04 summarizes all plans and agreements for all options, warrants, scrip, rights to subscribe to, calls, and commitments, and the number of shares for which each is subject. All of the issued and outstanding shares of

Agreement and Plan of Merger                                         Page 7

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Joachim Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right to any shareholder of Joachim.

     2.05 Capitalization of the Subsidiaries. The authorized capital stock of JFSL consists of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and 9,000 shares of preferred stock, none of which are outstanding. Joachim has and will have as of the Closing Date good and marketable title to all then issued and outstanding shares of the common stock of JFSL, free and clear of any liens, claims, charges, encumbrances, and assessments of any kind or nature whatsoever, except as set forth in Schedule 2.05 attached hereto. There are no other shares of capital stock or other equity securities of JFSL outstanding and no other outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of JFSL, or contracts, commitments, understandings, or arrangements by which JFSL is or may become bound to issue additional shares of capital stock or options, warrants, or rights to purchase or acquire any additional shares of capital stock. All of the issued and outstanding shares of JFSL's common stock are validly issued, fully paid, and nonassessable.

     The authorized capital stock of each of the Subsidiaries (other than JFSL) is described in Schedule 2.05 attached hereto under the heading "Capitalization of Non-Thrift Subsidiaries." Joachim has and will have as of the Closing Date good and marketable title to all then issued and outstanding shares of common stock of each Subsidiary (other than JFSL), free and clear of any liens, claims, charges, encumbrances, and assessments of any kind or nature whatsoever, except as set forth in Schedule 2.05 attached hereto.
There are no other shares of capital stock or other equity securities of any of the Subsidiaries (other than JFSL) outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of each Subsidiary (other than JFSL), or contracts, commitments, understandings, or arrangements by which any such Subsidiary (other than JFSL) is or may become bound to issue additional shares of capital stock or options, warrants, or rights to purchase or acquire any additional shares of capital stock. All of the issued and outstanding shares of common stock of each Subsidiary (other than JFSL) are validly issued, fully paid, and nonassessable.

     2.06 Financial Statements.

          (a) Not later than seven business days following execution of this Agreement, Joachim shall furnish First State with copies of the following financial statements:

               (i) Consolidated balance sheets, statements of income or loss, statements of cash flows, and statements of shareholders' equity, together with the notes thereto, as certified by Joachim's independent certified public accountants, for each of the years in the 3-year period ending March 31, 1997, and unaudited consolidated balance sheets and statements of income or loss and statements of shareholders' equity at and for the periods ending June 30 and September 30, 1997, together with copies of the H-(b)11 reports filed with the OTS, containing such financial statements;

               (ii)  <RESERVED>;

Agreement and Plan of Merger                                         Page 8

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               (iii) The Thrift Financial Reports of JFSL as of March 31,
1995, 1996, and 1997, and as of June 30 and September 30, 1997, as furnished by JFSL to the OTS; and

               (iv) The balance sheet, the statement of income or loss, the statement of cash flows, and the statement of shareholders' equity for each of the Subsidiaries (other than JFSL) at and for the period ending March 31, 1997;

          (b) The financial statements referenced above in subsection (a) of this Section are referred to collectively as the "Financial Statements." The Financial Statements have been prepared in accordance with the books and records of Joachim and the Subsidiaries in accordance with generally accepted accounting principles consistently applied, and present fairly the consolidated financial position of Joachim and the financial position of the Subsidiaries at the dates thereof and the consolidated results of their operations and cash flows of Joachim; except that the Thrift Financial Reports have been prepared in accordance with regulatory accounting principles rather than generally accepted accounting principles, and that statements for interim periods are subject to normal adjustments.

          (c) Joachim and the Subsidiaries have each prepared, kept, and maintained through the date hereof true, correct, and complete financial and other books and records of their affairs which fairly reflect their respective assets, properties, liabilities, and operations.

          (d) All of the accounts, notes, other receivables, and investment securities which are reflected in the Financial Statements were acquired in the ordinary course of business.

     2.07 Reports. Joachim and the Subsidiaries have filed all reports, registrations, and statements, together with any required amendments thereto, that they were required to file with (i) the OTS, (ii) the FDIC, (iii) the Securities and Exchange Commission (the "SEC") and (iv) any applicable state securities authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Joachim Reports." As of their respective dates, the Joachim Reports complied in all material respects with all published rules and regulations promulgated by the OTS, the FDIC, the SEC, and any applicable state securities authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Not later than seven business days following execution of this Agreement, Joachim shall furnish First State with copies of all of the Joachim Reports filed with the SEC by Joachim pursuant to the Exchange Act.

     2.08 Title to and Condition of Subsidiary Assets.

          (a) Except as may be reflected in the Financial Statements, Joachim and the Subsidiaries have, and at the Closing Date will have, good and marketable title to all of their respective properties and assets reflected on the Financial Statements, free and clear of any liens, charges, pledges, encumbrances, defects, claims, or rights of third parties, except:

Agreement and Plan of Merger                                         Page 9

               (i) as set forth in Schedule 2.08 attached hereto under the heading "Encumbrances;" or

               (ii) for liens for taxes, assessments, or other governmental charges not yet delinquent; or

               (iii) with respect to real property only, for such easements and other encumbrances as do not individually or in the aggregate materially and adversely affect the use or value of such real estate.

          (b) No material assets reflected on the consolidated balance sheet of Joachim as of March 31, 1997, have been sold, leased, transferred, assigned, or otherwise disposed of since March 31, 1997, except in the ordinary course of business or as set forth in Schedule 2.08 under the heading "Dispositions."

          (c) All furniture, fixtures, vehicles, machinery, equipment, and computer software owned or used by Joachim and the Subsidiaries, including any of such items leased as a lessee and all facilities and improvements comprising part of any owned or leased real property, taken as a whole as to each of the foregoing, and with no single such item being deemed of material importance, is fit for the purposes for which they are currently used. The operation by Joachim and the Subsidiaries of such properties is in compliance in all material respects with all applicable laws, ordinances, and rules and regulations of any governmental authorities having jurisdiction.

     2.09 Real Property.

          (a) The legal description of each parcel of real property owned by Joachim and the Subsidiaries (other than real property (i) held by any of the Subsidiaries as a trustee in the ordinary course of its business, or (ii) acquired in foreclosures or in lieu of foreclosures and being held by any of the Subsidiaries for disposition as required by law ("OREO")) is set forth in
Schedule 2.09 attached hereto under the heading "Owned Real Property" (such real property and other similar real property previously owned by Joachim or the Subsidiaries being herein referred to as the "Owned Real Property"). The legal description of each parcel of real property leased by Joachim and the Subsidiaries as lessee is also set forth in Schedule 2.09 under the heading "Leased Real Property" (such real property being herein referred to as the "Leased Real Property"). Collectively, the Owned Real Property and the Leased Real Property is herein referred to as the "Real Property."

          (b) Joachim and the Subsidiaries enjoy peaceful possession of all of the Real Property.

          (c) Neither Joachim nor any of the Subsidiaries has any interest in any other real property except interests as a mortgagee, and except for OREO.

          (d) To the best of Joachim's knowledge, none of the buildings, structures, or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line in any material respect, and all such

Agreement and Plan of Merger                                         Page 10
buildings, structures, and improvements are located and constructed in material conformity with all applicable zoning ordinances and building codes.

          (e) None of the buildings, structures, or improvements located on the Real Property are the subject of any official complaint or notice of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction, or condemnation action or proceeding pending or, to the best of Joachim s knowledge, threatened with respect to any such building, structure or improvement.

          (f) Except as set forth in Schedule 2.09 under the heading of "Property Especially Mentioned," to the best of Joachim's knowledge, neither any Owned Real Property nor any real property now or previously held by Joachim or any of the Subsidiaries as a result of any foreclosures is or was in violation of any federal, state, or municipal environmental laws, regulations, or ordinances and there are not nor have there been conditions existing on any of the Owned Real Property or on any real property held by any of the Subsidiaries as a result of foreclosure, or otherwise existing with respect to Joachim and the Subsidiaries, which give rise to, or may give rise to, any such violation, or which require or may in the future require remedial action under or with respect to such laws, regulations, and ordinances.

     2.10 Contracts, Commitments, and Certain Loans.

          (a) Schedule 2.10 attached hereto contains a complete and accurate listing of all agreements (written or oral) and other contracts (including any leases, whether as lessor or as lessee) to which Joachim or any of the Subsidiaries is a party which involve commitment of funds by either of more than $25,000 or which cannot be terminated by Joachim or the Subsidiary on 30 days notice or less without liability, other than contracts entered into in respect of deposits, loan agreements and commitments, notes, security agreements, repurchase agreements, bankers acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements, and other documents relating to loan or deposit transactions entered into by any of the Subsidiaries in the ordinary course of business.
In addition, Schedule 2.10 also contains a complete and accurate listing of all loan commitments, outstanding letters of credit and commitments to issue letters of credit, and other documents relating to or involving commitments to extend credit by Joachim or JFSL.

          (b) Except for the contracts and agreements required to be listed on
Schedule 2.10, neither Joachim nor any of the Subsidiaries is a party to or bound by any written or oral:


               (i) agreement, contract, arrangement, understanding, or commitment with any labor union or similar organization;

               (ii)  <RESERVED>;

               (iii) franchise or license agreement;

               (iv) employment, severance or termination pay, agency, consulting, or similar agreement, contract, arrangement, understanding or commitment;

Agreement and Plan of Merger                                         Page 11

               (v) loans or other obligations payable or owing to any officer, director, or employee, except (i) salaries and wages incurred and accrued in the ordinary course of business and/or (ii) obligations due in respect of any depository accounts maintained by any of the foregoing at a bank in the ordinary course of business;

               (vi) loans or debts payable or owing by any executive officer or director of Joachim or any of the Subsidiaries or any other person or entity deemed an "executive officer" or a "related interest" of any of the foregoing, as such terms are defined in Regulation O of the Federal Reserve Board; or

               (vii) other material agreement, contract, arrangement, understanding or commitment extending beyond six months from the date hereof that cannot be canceled without cost or penalty upon notice of 30 days or less.

          (c) Joachim and each of the Subsidiaries carry property, casualty, liability, fidelity, and other insurance coverage as set forth in Schedule
2.10 under the heading "Insurance."

          (d) True, correct, and complete copies of the agreements, contracts, leases, insurance policies, and other documents referred to in Schedule 2.10 have been or shall be furnished or made available to the First State Entities promptly upon request.

          (e) Each of the agreements, contracts, leases, insurance policies, and other documents referred to in Schedule 2.10 is a valid, binding, and enforceable obligation of Joachim or the Subsidiaries and, to the best of Joachim's knowledge, of the other parties sought to be bound thereby, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

          (f) There is set forth in Schedule 2.10 under the heading "Loans" a true, correct, and complete listing, by account or other identifying number, of: (i) all loans of JFSL which have been accelerated during the past 24 months and which as of the time of acceleration, had in excess of $25,000 of principal and interest due; (ii) all loan commitments or lines of credit of JFSL which have been terminated during the past 24 months by reason of default or material adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower and which, as of the time of termination, pertained to more than $25,000 of principal and interest; (iii) all loans, lines of credit, and loan commitments as to which JFSL has given notice to the borrower or customer of JFSL's intent to terminate during the past 24 months and which, as of the time of such notice pertained to more than $25,000 of principal and interest; (iv) as to all loans, during the past 12 months under which, or pursuant to which, JFSL has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults, which, as of the time of such request or demand, had more than $25,000 of principal and interest due and were past due by at least 30 days; and (v) each borrower, customer, or other party which has notified JFSL during the past 24 months of, or asserted against JFSL, in writing, any lender liability or similar claim, and, to the best of

Agreement and Plan of Merger                                         Page 12

Joachim s knowledge, each borrower, customer, or other party which has given Joachim or JFSL any oral notification of, or asserted against Joachim or JFSL, any such claim.

     2.11 Absence of Defaults. Except as set forth in Schedule 2.11 attached hereto under the heading "Defaults", there are no pending material disputes between Joachim or the Subsidiaries and the other parties to the agreements, contracts, leases, insurance policies, and other documents referred to in
Schedule 2.10, and all such agreements, contracts, leases, insurance policies, and other documents are in full force and effect and not in default in any material respect with respect to Joachim or the Subsidiaries, or, to the best of Joachim's knowledge, any other party thereto.

     2.12 Absence of Undisclosed Liabilities.  Except as disclosed in Schedule
2.12 attached hereto:

          (a) Neither Joachim nor any of the Subsidiaries, as of the date hereof, has any debts, liabilities, or obligations, whether accrued, absolute or contingent and whether due or to become due, except

               (i)   liabilities reflected in the Financial Statements; or

               (ii) debts, liabilities or obligations incurred since March 31, 1997, in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, tort, infringement, or lawsuits, and none of which materially and adversely affect their respective financial positions or results of operations, or businesses, assets, or operations; and

          (b) Joachim and each of the Subsidiaries were not, as of March 31, 1997, and since such date have not become a party to, any contract or agreement which affected, affects, or may reasonably be expected to affect, materially and adversely, their respective financial positions, results of operations, businesses, assets, or operations.

     2.13 Taxes. Joachim and each of the Subsidiaries have timely filed or will timely file all tax returns required to be filed at or prior to the Closing Date. Joachim and each of the Subsidiaries have paid, or have set up adequate reserves on the Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and have set up adequate reserves on the Financial Statements for the payment of all taxes anticipated to be payable in respect of the periods subsequent to the last of said periods for which returns have been filed (treating for this purpose the Closing Date as the last day of an applicable period, whether or not it is in fact the last day of a taxable period). Neither Joachim nor any of the Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves so established and no material deficiencies for any tax, assessment, or governmental charge have been proposed, asserted, or assessed (tentatively or definitely) against Joachim or any of the Subsidiaries which would not be covered by existing reserves. Neither Joachim nor any of the Subsidiaries is delinquent in the payment of any material tax, assessment, or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any taxes are pending. No tax returns of Joachim or the Subsidiaries have been audited

Agreement and Plan of Merger                                         Page 13
by the Internal Revenue Service (the "IRS") within the past five years. Except as set forth on Schedule 2.13, no extensions have been requested for any federal tax return for Joachim or any of the Subsidiaries within the past five years.

     2.14 Material Adverse Change. Except as otherwise disclosed in any of the Schedules of Joachim referenced herein, since March 31, 1997, there has been no material adverse change in the business, financial condition, results of operations, or prospects of Joachim and the Subsidiaries taken as a whole (other than changes in laws or regulations, or interpretations thereof, that affect the banking and/or thrift industries generally, or changes in the general level of interest rates or economic changes).

     2.15 Litigation and Other Proceedings.  Except as set forth in Schedule
2.15 and except for those claims, actions, suits, proceedings, governmental proceedings and investigations which, even if adversely determined, will not, individually or in the aggregate, have a material adverse effect upon the conditions, results of operations, business, assets, or operations of Joachim and the Subsidiaries, taken as a whole, neither Joachim nor any of the Subsidiaries is a party to any pending or to the best knowledge of Joachim threatened, claim, action, suit, investigation, or proceeding, other than foreclosure proceedings against borrowers of JFSL, or is subject to any order, judgment or decree. Without limiting the generality of the foregoing, except as set forth in Schedule 2.15 and except for those claims, actions, suits, proceedings, governmental proceedings and investigations which, even if adversely determined, will not, individually or in the aggregate, have a material adverse effect upon the conditions, results of operations, business, assets, or operations of Joachim and the Subsidiaries, taken as a whole, as of the date of this Agreement, there are no actions, suits, or proceedings pending or to the best of Joachim s knowledge threatened against Joachim or any of the Subsidiaries or any of their respective officers, employees, or directors by any shareholder of Joachim (or any former shareholder) or involving claims under the Community Reinvestment Act of 1977, the Bank Secrecy Act, the Right to Financial Privacy Act, or any other laws applicable to Joachim or the Subsidiaries.

     2.16 Legal Proceedings and Governmental Compliance. Joachim and the Subsidiaries are in compliance in all material respects with all laws, ordinances, rules, regulations, and orders that are applicable to each, except where the failure to be in compliance, individually or in the aggregate, would not have a material adverse affect upon the financial condition, results of operations, business, assets, or operations of Joachim and the Subsidiaries taken as a whole.

     Joachim and the Subsidiaries hold all permits, business licenses, certificates, franchises, and other similar items, which, if not held, would materially adversely affect the financial condition, operations, prospects, and/or ownership rights as to the assets and properties of any of the foregoing. A true, correct and complete list of all such items is set forth in Schedule 2.16 attached hereto.

     There is no legal action or governmental proceeding or investigation pending or to the best of Joachim s knowledge threatened against Joachim or any of the Subsidiaries that could prevent or adversely affect or seeks to prohibit the consummation of the transactions contemplated hereby, nor is Joachim or any of the Subsidiaries subject to any order of court or governmental authority having any such effect.

Agreement and Plan of Merger                                         Page 14

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
     Except as set forth in Schedule 2.16, to the best knowledge of Joachim neither Joachim nor any of the Subsidiaries is subject to a material liability as a result of its ownership, operation, or use of any property (whether directly or as a consequence of such property being part of its investment portfolio, including, without limitation, properties under foreclosure, property held by such in its capacity as a trustee, and property in which any venture capital or similar unit of any of the Subsidiaries has an interest, but excluding property held as collateral for the security of any loan due it) (the "Property") (a) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including without limitation, asbestos, PCBs, pesticides, herbicides, or any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (b) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. No claim, action, suit, proceeding, or investigation is pending or has been initiated against Joachim or any of the Subsidiaries relating to the Property before any court or other governmental authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against Joachim or any of the Subsidiaries with respect to the same. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restriction on the business of Joachim or the Subsidiaries which reasonably could be expected to have a material adverse effect on the business, financial condition, results of operations, or prospects of Joachim or the Subsidiaries.

     2.17 Labor and Employment. No work stoppage involving Joachim or any of the Subsidiaries is pending or, to the best knowledge of Joachim, threatened. Joachim and the Subsidiaries are not involved in, or to their knowledge threatened with, any labor dispute, arbitration, lawsuit, or administrative proceeding which could materially and adversely affect the business of Joachim and any of the Subsidiaries.

     2.18 Material Interests of Certain Persons.  Except as set forth on
Schedule 2.18 and except for loans made by JFSL in the ordinary course of business and in compliance with all applicable regulations, to the best knowledge of Joachim, no officer or director of Joachim or any of the Subsidiaries has any material interest in any material contract or property (real or personal, tangible or intangible) used in or pertaining to the business of Joachim or such Subsidiary.

     2.19 Employee Benefit Plans. There are set forth in Schedule 2.19 all pension, retirement, stock option, stock purchase, stock ownership, restricted stock, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, Section 125, severance, and other employee benefit, incentive, and welfare policies, contracts, plans, and arrangements, and all trust agreements related thereto, in respect of any of the present or former directors, officers, or other employees of Joachim and the Subsidiaries (collectively, Employee Plans or Policies ). Except as set forth in Schedule 2.19, all Employee Plans or Policies currently comply and have at all relevant times complied in all material respects with all applicable laws, requirements, and orders under the Employee Retirement Income Security Act of 1974, as amended ( ERISA ), the Internal Revenue Code of
1986, as amended (the Code ), and state law. With respect to each Employee Plan or Policy which is a pension plan (as defined in Section 3(2) of ERISA) (the Pension Plans ), except as set forth in Schedule 2.19: (a) no Pension Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA;
(b) each

Agreement and Plan of Merger                                         Page 15

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
Pension Plan, to the extent necessary and applicable, is qualified within the meaning of Section 401(a) of the Code, and each related trust, if any, is exempt from taxation under Section 501(a) of the Code; (c) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.19), exceed the value of the assets of the Pension Plans allocable to such vested or accrued benefits; (d) to the best of Joachim s knowledge no Pension Plan or any trust created thereunder, nor any trustee, fiduciary, or administrator thereof, has engaged in a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA, which could subject such plan or trust, or any trustee, fiduciary, or administrator thereof, or any party dealing with any such plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or by Section 502(l) of ERISA; (e) no Pension Plan or any trust created thereunder has been terminated, nor have there been any reportable events with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA; and (f) no Pension Plan or any trust created thereunder has incurred any accumulated funding deficiency, as such term is defined in Section 302 of ERISA (whether or not waived), since the effective date of ERISA.

     2.20 Conduct of Joachim and of Subsidiaries to Date. Except as disclosed in Schedule 2.20, from and after March 31, 1997:

          (a) Joachim and the Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices;

          (b) Neither Joachim nor any of the Subsidiaries has issued or sold any of its capital stock or any corporate debt securities which should, under generally accepted accounting principles, be classified as long-term debt on its balance sheet;

          (c) Joachim has not granted any option for the purchase of its capital stock, effected any stock split, or otherwise changed its capitalization;

          (d) Joachim has not declared, set aside, or paid any dividend or other distribution in respect of its capital stock, or, directly or indirectly, redeemed or otherwise acquired any of its capital stock, except for dividends declared and paid prior to or on September 30, 1997, and a dividend of $0.125 per share payable on December 31, 1997;

          (e) Neither Joachim nor any of the Subsidiaries has incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged, or subjected to lien, claim, security interest, charge, encumbrance, or restriction on any of its assets or properties;

          (f) Neither Joachim nor any of the Subsidiaries has discharged or satisfied any material lien, mortgage, pledge, claim, security interest, charge, encumbrance, or restriction or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business;

Agreement and Plan of Merger                                         Page 16

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
          (g) Neither Joachim nor any of the Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration (in the reasonable opinion of Joachim s management) in the ordinary course of business;

          (h) Neither Joachim nor any of the Subsidiaries has: increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with past practices; entered into any new, or amended or supplemented any existing employment, management, consulting, deferred compensation, severance, or other similar contract; entered into, terminated, or substantially modified any Employee Plan or Policy in respect of any of its present or former directors, officers, or other employees; or agreed to do any of the foregoing;

          (i) Neither Joachim nor any of the Subsidiaries has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot, act of God or the enemy, or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance; and

          (j) Neither Joachim nor any of the Subsidiaries has entered into any material transaction, contract, or commitment outside the ordinary course of its business.

     2.21 Proxy Statement, etc. None of the information regarding Joachim and/or the Subsidiaries supplied or to be supplied by Joachim for inclusion or included in (i) the Proxy Statement to be mailed to shareholders of Joachim in connection with the meeting to be called to consider the Merger (the Proxy Statement ), and (ii) any other documents to be filed with the SEC, the Federal Reserve Board, the OTS, the Division of Finance, or any other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with such applicable regulatory authority and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Joachim is responsible for filing with any regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     2.22 Brokers, Investment Bankers, and Finders. Neither Joachim, the Subsidiaries, nor any of their respective officers, directors, or employees has employed any broker, investment banker, finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, investment banker fees or commissions, or finder s fees, except as described in Schedule 2.22, and no broker, investment banker, or finder has acted directly or indirectly for Joachim and/or the Subsidiaries in connection with this Agreement or the transactions contemplated hereby, except as described in
Schedule 2.22.

Agreement and Plan of Merger                                         Page 17

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
     2.23 Accuracy of Information. The statements contained in this Agreement, the Schedules, and in any other written document executed and delivered by or on behalf of Joachim pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

                           ARTICLE III

          Representations and Warranties of First State

     As a material inducement to Joachim to enter into and perform its obligations under this Agreement, and notwithstanding any examinations, inspections, audits, or other investigations made by Joachim, First State hereby represents and warrants to Joachim as follows:

     3.01 Organization and Authority. First State is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. First State is registered as a bank holding company with the Federal Reserve Board under the BHC Act.

     FSB is a corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

     3.02 Corporate Authorization; Records. First State and FSB each have the corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution, delivery, and performance of this Agreement by First State and FSB and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of First State and FSB. Subject to such approvals of government agencies and other governing boards having regulatory authority over First State and FSB as may be required by statute or regulation, this Agreement is a valid and binding obligation of First State and FSB, enforceable against each in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

     Neither the execution, delivery and performance by First State or FSB of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by First State or FSB with any of the provisions hereof will
(i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance

Agreement and Plan of Merger                                         Page 18

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required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge, or encumbrance upon any of the properties or assets of First State or FSB under any of the terms, conditions, or provisions of (x) their respective articles of incorporation or by-laws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which First State or FSB is a party or by which it may be bound, or to which First State or FSB or any of its properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of First State, violate any judgment, ruling, order, writ, injunction, decree, statute, rule, or regulation applicable to First State or FSB or any of their properties or assets.

     Other than in connection or compliance with the provisions of the Missouri Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals, notices, or exemptions required under the BHC Act, the HOLA, or any required approvals of the Division of Finance or the FDIC, no notice to, filing with, exemption or review by, or authorization, consent, or approval of, any public body or authority is necessary for the consummation by First State and FSB of the transactions contemplated by this Agreement.

     The minute books and stock records of First State and FSB are complete and correct in all material respects and accurately reflect in all material respects all meetings, consents, and other actions of the organizers, incorporators, shareholders, boards of directors, and committees of the boards of directors occurring since the organization of each.

     3.03 First State Financial Statements. The consolidated balance sheets of First State and its subsidiaries (hereinafter sometimes referred to collectively as the First State Subsidiaries ) as of December 31, 1996 and 1995 and related consolidated statements of income, shareholders equity, and cash flows for the three years ended December 31, 1996, together with the notes thereto, certified by KPMG Peat Marwick, and the unaudited consolidated balance sheet of First State as of September 30, 1997, and the related unaudited consolidated statements of income and cash flows for the period then ended, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and present fairly the consolidated financial position of First State at the dates and the consolidated results of operations and cash flows of First State for the periods stated therein.

     3.04 Reports. First State and each of the First State Subsidiaries have filed all reports, registrations, and statements, together with any required amendments thereto, that they were required to file with (i) the Federal Reserve Board, (ii) the FDIC, and (iii) the Division of Finance. All such reports and statements filed with any such regulatory body or authority are
collectively referred to herein as the  First State Reports.   As of their
respective dates, the First State Reports complied in all material respects with all the rules and regulations promulgated by the Federal Reserve Board, the FDIC, and the Division of Finance, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.05 Material Adverse Changes. Except as set forth in Schedule 3.05, since December 31, 1996, there has been no material adverse change in the business, financial condition, results

Agreement and Plan of Merger                                         Page 19

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
of operations or prospects of First State and the First State Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

     3.06 Proxy Statement, etc. None of the information regarding First State and FSB supplied or to be supplied by First State for inclusion or included in
(i) the Proxy Statement, or (ii) any other documents to be filed with the SEC, the Federal Reserve Board, the OTS, the Division of Finance, or any other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with such regulatory authority and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders of Joachim to approve the Merger provided for elsewhere herein, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which First State and the First State Subsidiaries are responsible for filing with the SEC and any regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     3.07 Brokers, Investment Bankers, and Finders. Neither First State, FSB, nor any of their respective officers, directors, or employees has employed any broker, investment banker, or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, investment banker fees or commissions, or finder s fees, and no broker, investment banker, or finder has acted directly or indirectly for First State or in connection FSB with this Agreement or the transactions contemplated hereby.

     3.08 Litigation. There is no legal action or government proceeding or investigation pending or to the best of First State s knowledge threatened against First State or FSB that could prevent or adversely affect or seeks to prohibit the consummation of the transactions contemplated hereby, nor is First State or FSB subject to any court order or governmental authority having such effect.

     3.09 Availability of Funds. At Closing, First State will have sufficient funds readily available to it to satisfy its obligations under Article I of the Agreement.

     3.10 Accuracy of Information. The statements contained in this Agreement, the Schedules, and in any other written document executed and delivered by or on behalf of First State pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

Agreement and Plan of Merger                                         Page 20

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                           ARTICLE IV

         Conduct of Business Prior to the Effective Time

     4.01 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, Joachim and each of the First State Entities shall, and shall cause each of their respective subsidiaries to, conduct its business according to the ordinary and usual course consistent with past and current practices and each shall use its best efforts to maintain and preserve its business organization, employees, and advantageous business relationships and retain the services of its officers and key employees.

     4.02 Forbearances by Joachim. During the period from the date of this Agreement to the Effective Time and except as provided in Schedule 4.02, Joachim shall not, and shall not cause, vote in favor of, or otherwise authorize, approve, or permit any of the Subsidiaries to, without the prior written consent of the First State Entities:

      (a) Declare and/or pay any dividends on its outstanding shares of capital stock, other than the $0.125 per share dividend to be paid as of December 31, 1997, and a $0.125 per share dividend to be declared and paid during the first three months of 1998;

      (b) Enter into or amend any employment, severance, or similar agreements or arrangements with any director, officer, key employee, or consultant;

      (c) Authorize, recommend, propose, or announce an intention to authorize, recommend, or propose, or enter into an agreement in principle with respect to, any acquisition of a business or assets by means of a merger, consolidation, or acquisition of a material amount of assets or securities, or any release or relinquishment of any material contract rights not in the ordinary course of business;

      (d) Propose or adopt any amendments to the Articles of Incorporation of Joachim, the federal stock charter of JFSL, the Articles of Incorporation of any of the Subsidiaries (other than JFSL), or any of their respective Bylaws;

      (e) Issue any shares of capital stock or effect any stock split or otherwise change its capitalization as it existed as of the date hereof, except for shares issued upon the exercise of stock options outstanding as of the date hereof as set forth on Schedule 2.04 hereof;

      (f) Grant, confer, or award any options, warrants, conversion rights, or other rights not existing on the date hereof to acquire any shares of its capital stock;

      (g) Purchase or redeem any shares of its capital stock;

      (h) Enter into or increase any loan or credit commitment (including standby letters of credit), purchase securities, or invest or agree to invest in any person or entity in an amount in excess of $75,000, without first consulting with the First State Entities, provided, however, that nothing in this paragraph shall prohibit any Subsidiary from honoring any contractual and legally binding obligation in existence on the date of this Agreement--it being understood that

Agreement and Plan of Merger                                         Page 21

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"consulting with" in the context of this paragraph means advising sufficiently in advance of any proposed action to allow First State a reasonable opportunity to offer a (non-binding) responsive opinion;

      (i) Agree in writing or otherwise to take any of the foregoing actions or, subject to the provisions of this Agreement, engage in any activity, enter into any transaction, or take or omit to take any other act which would make any of Joachim s representations and warranties untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act;

      (j) Take back or commence foreclosure on any property other than in the ordinary course of business; or

      (k) Other than as otherwise contemplated herein, take any actions, or fail to take any actions which alone, or together with any other action or inaction, shall create, alter, or eliminate any rights, benefits, obligations, or liabilities of any person (including, but not limited to the participants, beneficiaries, Joachim, the Subsidiaries, or, after the Merger First State or
FSB) with respect to any Employee Plans or Policies.

                            ARTICLE V

                      Additional Agreements

     5.01 Access and Information. Joachim and the Subsidiaries shall each afford to First State and First State's accountants, counsel, and other representatives, full access during normal business hours, upon reasonable notice during the period prior to the Closing Date, to all their respective properties, books, contracts, commitments, and records and, during such period, each shall furnish promptly to First State (i) a copy of each report, schedule, and other document filed or received by it during such period pursuant to the requirements of Federal and state securities laws and (ii) all other information concerning its business, properties, and personnel as such other party may reasonably request. In the event of the termination of this Agreement First State shall, and shall cause its advisors and representatives to, (x) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party which is not otherwise public knowledge, (y) return all documents (including copies thereof) obtained hereunder from Joachim or JFSL to Joachim, and (z) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation hereof to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

     5.02 Proxy Statement; Regulatory Matters.

      (a) Joachim shall prepare and file with the SEC, as soon as is reasonably practicable, the Proxy Statement with respect to the special meeting of shareholders of Joachim to be held to consider the Merger.

      (b) Each of the parties hereto shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings, and to obtain all permits, consents, approvals, and

Agreement and Plan of Merger                                         Page 22

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
authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, including, without limitation, any such approval or authorization required by the Federal Reserve Board, the OTS, the Division of Finance, and the FDIC.

     5.03 Shareholder Approvals. Joachim shall call a meeting of its shareholders to be held as soon as practicable for the purpose of voting upon the Merger and related matters. In connection with such meeting, Joachim shall mail the Proxy Statement and related documents to its shareholders. The Board of Directors of Joachim shall submit for approval of its shareholders the matters to be voted upon at such meeting. Subject to the exercise of the fiduciary duties of directors, the Board of Directors of Joachim will recommend the approval of this Agreement and the transactions contemplated hereby and will use its best efforts to obtain the votes and approvals of its shareholders necessary for the approval and adoption of this Agreement and the Merger contemplated hereby.

     So long as Joachim is not in breach of any of the terms of this Agreement and upon satisfaction of all other conditions to Closing, First State agrees to vote its shares of FSB in favor of the Merger, as well as its shares of Joachim.

     5.04 Current Information. During the period from the date of this Agreement to the Closing Date, each party shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other party of any material change in its business, operations, or prospects and of any governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation or administrative or other claim involving such party, and shall keep the other party fully informed of such events.

     5.05 Employment Agreements. It is the intention of the parties hereto that prior to or at the Effective Time each of Bernard R. Westhoff ("Westhoff"), Lee Ellen Hogan ("Hogan"), and Melvin Yarbrough ("Yarbrough") shall have entered into employment agreements with either or both of First State and First State Community Bank (the "Employment Agreements"). The Employment Agreements shall be in lieu of and in replacement for the employment agreements currently entered into by Joachim and JFSL on the one hand, and each of Westhoff, Hogan, and Yarbrough on the other hand (the "Prior Agreements").

     The Employment Agreements shall provide, among other things, that:

     (a) the Prior Agreements are terminated as of the Effective Time, and that none of Joachim, JFSL, or any of their successors shall have any obligation to Westhoff, Hogan, or Yarbrough under the Prior Agreements, except for normally accruing Base Salary for work performed through the Effective Time;

     (b) none of the entering into the Employment Agreements, terminating the Prior Agreements, or consummation of the transactions contemplated in this Agreement shall constitute an Event of Termination as such term is defined in the Prior Agreements;

Agreement and Plan of Merger                                         Page 23

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
     (c) the Merger, upon the Effective Time, shall constitute a Change in Control as such term is defined in the Prior Agreements, but that for so long as Westhoff, Hogan, or Yarbrough as the case may be, remains employed by any of First State, First State Community Bank, or their successors, Westhoff, Hogan, or Yarbrough as the case may be, shall not be deemed to have suffered a termination of employment as such term is used in Section 5 of each of the Prior Agreements;

     (d) with respect to Westhoff, the Employment Agreement shall be upon substantially the same terms as his Prior Agreement, except that Westhoff s annual Base Salary after the Effective Time shall be as follows:

               Year 1         $85,300
               Year 2         $86,500
               Year 3         $89,800
               Year 4         $89,800
               Year 5         $89,800

provided, however, that for years 4 and 5, Westhoff shall only receive one-half of the annual Base Salary unless both Westhoff and the employer(s) under the Employment Agreement mutually agree to continue Westhoff s employment for each such year; and further, that during the course of Westhoff s employment he shall be provided an automobile comparable to the automobile currently provided to him by Joachim; and further that Westhoff will be subject to a non-competition covenant for a two-year period following termination of the Employment Agreement;

     (e) with respect to Hogan, the Employment Agreement shall be upon substantially the same terms as her Prior Agreement, except that Hogan's annual Base Salary after the Effective Time shall be as follows:

               Year 1         $62,700
               Year 2         $64,400
               Year 3         $66,100

provided, however, that Hogan will be subject to a non-competition covenant for a two-year period following termination of the Employment Agreement; and

     (f) with respect to Yarbrough, the Employment Agreement shall be upon substantially the same terms as his Prior Agreement.

     5.06 Expenses.

      (a) In the event that (x) this Agreement and the Merger contemplated hereby are not approved by the requisite vote of Joachim s Shareholders at the meeting of shareholders called pursuant to Section 5.03, or (y) this Agreement is terminated by First State or FSB pursuant to Section 7.01(d) (other than by reason of an unintentional breach of the Agreement by Joachim which cannot be cured by Joachim) and within 18 months after the occurrence of either (x) or

Agreement and Plan of Merger                                         Page 24

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
(y), Joachim shall have entered into an agreement with any person (other than the First State Entities and other than a banking regulatory agency that accomplishes a regulatory or similar takeover pursuant to applicable law) to
(i) merge or consolidate, or enter into any similar transaction with Joachim or any of the Subsidiaries, (ii) purchase, lease, or otherwise acquire all or any substantial part of the assets of Joachim or any of the Subsidiaries, or
(iii) purchase or otherwise acquire (including by way of merger, consolidation, share exchange, or any similar transaction) securities representing 25 percent or more of the voting power of Joachim or any of the Subsidiaries (or rights or options exercisable for, or securities convertible into, securities representing 25 percent or more of the voting power of Joachim or any of the Subsidiaries), Joachim will, within 10 business days following written demand by First State, pay to First State, as liquidated damages and in lieu of any liabilities otherwise due First State and/or FSB, in immediately available funds, an amount equal to $500,000. Upon payment in full of the foregoing, this Agreement shall be terminated and without further force and effect; provided, however, that if the termination is due to (x) above and there has been no breach of any of the terms of this Agreement by Joachim, or if the termination is due to (y) above and the breach by Joachim (in addition to being unintentional) is wholly unrelated to the subsequent agreement with another person, there shall be substituted in place of the $500,000 amount shown above an amount equal to 150 percent of the difference (if positive) between the fair market value of the consideration paid and/or payable by the other person and the fair market value of the Merger Consideration payable by First State hereunder, but the amount so determined shall in no event exceed $500,000. This subsection (a) shall not apply in the event of a termination under Section 7.01 unless such termination is for breach of this Agreement by Joachim pursuant to Section 7.01(d) (other than by reason of an unintentional breach of the Agreement by Joachim which cannot be cured by Joachim).

     (b) In the event that First State willfully breaches a representation, warranty or covenant contained herein and, as a result thereof (i) Joachim exercises its right to terminate this Agreement at a time when First State was not entitled to terminate this Agreement and (ii) the Merger is not consummated, then First State agrees to pay to Joachim a fee of $100,000, within 10 business days of First State's receipt of written demand thereof.
If First State terminates this Agreement pursuant to Section 7.01(e) of this Agreement, First State will pay a fee of $100,000 to Joachim within 10 business days of First State's receipt of written demand thereof.

      (c) Except as provided in subsections (a) and (b) of this Section, each Party hereto shall bear its own expenses incident to preparing, entering into, and carrying out this Agreement and to consummating the Merger.

     5.07 Miscellaneous Agreements and Consents. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Joachim and the First State Entities shall use their best efforts to obtain consents of all third parties and governmental bodies

Agreement and Plan of Merger                                         Page 25

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
necessary or, in the opinion of any of the parties, desirable for the consummation of the transactions contemplated by this Agreement.

     5.08 Press Releases. Joachim and the First State Entities shall cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the Merger and shall not issue any news release or make any other public disclosure without the prior consent of the other party, unless it reasonably believes such is required by law upon the advice of counsel or is in response to published newspaper or other mass media reports regarding the transactions contemplated by this Agreement, in which such latter event the parties shall give reasonable notice, and to the extent practicable, consult with each other regarding such responsive public disclosure.

     5.09 Due Diligence Review. The First State Entities, promptly following execution and delivery of this Agreement by Joachim, shall undertake review of Joachim and the Subsidiaries and their respective operations, business affairs, and financial condition, including, without limitation, those matters which are the subject of Joachim s representations and warranties, as well as the nature, structure, status, and other aspects of all Employee Plans or Policies. The First State Entities shall conclude such review by not later than 15 days following the execution of this Agreement (the "Due Diligence Review" and the time for said review is referred to as the "Due Diligence Review Period"). Notwithstanding anything hereinabove contained or implied to the contrary, the Due Diligence Review shall not limit, restrict, or preclude, or be construed to limit, restrict, or preclude, the First State Entities, at any time or from time to time thereafter, from conducting further such reviews or from exercising any rights available to them hereunder as a result of the existence or occurrence prior to the date of the Due Diligence Review of any event or condition which was not detected in the Due Diligence Review by any of them and which would constitute a breach of any representation, warranty, or agreement of Joachim under this Agreement. During the Due Diligence Review First State shall have such access to Joachim's and JFSL's management and personnel, and Joachim's and JFSL's loan files, records, and loan and other committee meetings (including, but not limited to attending any or all of such meetings in person and reviewing the minutes of any such meetings), and having such of any First State Entities' personnel present at Joachim and JFSL during business hours, as First State, in its sole discretion, shall deem appropriate or useful, provided, however, that First State shall not, by this Section, be deemed to have the right to attend Board of Directors meetings of Joachim.

     5.10 Employee Plans and Policies Matters. Subject to other provisions hereof, Joachim shall take any action reasonably requested by the First State Entities with respect to any of the Employee Plans or Policies, including, but not limited to, correcting operational errors or deficiencies, making necessary filings with the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation, or amending, freezing, terminating, or merging one or more Employee Plans or Policies.

     5.11 Nonsolicitation and Exclusive Dealing. Recognizing the substantial expenditure of time, effort, and expense First State has incurred as of the date hereof, and will incur through the Effective Time in connection with negotiating, performing its due diligence investigation, and attempting to complete the Merger, the Subsidiary Merger, and the other transactions

Agreement and Plan of Merger                                         Page 26

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
contemplated herein, until such time as either the Effective Time has occurred or this Agreement is terminated in accordance with the provisions of Article VII hereof, none of Joachim, JFSL, or the directors, officers, attorneys, financial advisors, accountants, or other representatives of Joachim or JFSL will directly or indirectly: (i) solicit, encourage (including by way of furnishing any non-public information concerning Joachim's business, property, or assets) or, except as may be required in the exercise of fiduciary duties, consider or discuss any Acquisition Offer or Proposal (as defined below); or
(ii) except as may be required in the exercise of fiduciary duties, provide any information to, or negotiate with, any other person or entity in connection with any possible sale of all or any portion of the stock, assets, or business of either of Joachim or JFSL when Joachim has reason to believe that such information may be utilized to evaluate or make a possible Acquisition Offer or Proposal. As used herein, "Acquisition Offer or Proposal" shall mean any offer or proposal for an acquisition, merger, or other business combination involving either of Joachim or JFSL, or for the acquisition of a substantial equity interest in, or a substantial portion of the stock, assets, or business of either of Joachim or JFSL. Joachim will immediately give notice to First State, in the manner provided for herein, regarding any contact between Joachim, JFSL, or the directors, officers, attorneys, financial advisors, accountants, or other representatives of Joachim, JFSL, and any other person in connection with any Acquisition Offer or Proposal or related inquiry.

     5.12 Indemnification and Directors and Officers Insurance

     (a) First State shall indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Joachim and JFSL (each, an "Indemnified Party") against all losses, expenses, claims, damages, or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent provided for under the Missouri Act, as in effect as of the date hereof.

     (b) If after the Effective Time First State or its successors or assigns shall transfer all or substantially all of its properties and assets, and the acquiror, as a matter of law does not assume all obligations of First State or its successors or assigns, First State shall use its best efforts to include in any definitive agreement a provision so that its successors and assigns shall assume any remaining obligations set forth in this Section 5.12. If First State shall liquidate, dissolve, or otherwise wind up its business, then the successors and assigns of First State shall be obligated to assume any remaining obligations set forth in this Section 5.12.

     (c) First State shall use its reasonable best efforts to cause the persons serving as officers and directors of Joachim and JFSL immediately prior to the Effective Time to be covered for a period of three years from the Effective Time by the directors' and officers' liability insurance policy maintained by Joachim and JFSL (provided that First State may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall First State be required to expend more than 150 percent of the annual amount (not to exceed $6,750 each year in total) currently expended by Joachim to maintain or procure insurance coverage pursuant hereto and further provided that

Agreement and Plan of Merger                                         Page 27

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if First State is unable to maintain or obtain the insurance called for by this paragraph, First State shall use its reasonable best efforts to obtain as much comparable insurance as is available for such amount.

     5.13 Ancillary Matters.

     (a) Directors of Joachim, including Directors Emeritus, will become advisory directors of First State Community Bank's DeSoto Branch at the Effective Time, and will serve as such for at least one year. Fees for such services during such one-year period will be $500 per month. Notwithstanding the foregoing, Westhoff and Hogan shall continue as advisory directors for such time as they remain employed pursuant to the Employment Agreements.

     (b) Employees of JFSL will be subject to the vacation policies of First State, except that those employees with five or more years of service shall be entitled to three weeks of paid vacation per year. Years of services with Joachim and/or JFSL will be deemed years of service at First State or First State Community Bank for purposes of this subsection.

     5.14 Employee Stock Ownership Plan.

     (a) Any cash received by the Trustees of the Joachim Federal Savings and Loan Association Employee Stock Ownership Plan ("ESOP") in the course of the Merger with respect to unallocated shares of Joachim Common Stock first shall be applied by the Trustees to the repayment of the outstanding debt of the ESOP.

     (b) The balance of the cash (if any) received by the ESOP Trustee in the course of the Merger with respect to unallocated shares of Joachim Common stock shall be allocated to the accounts of all participants in the ESOP who have accounts remaining under the ESOP (whether or not such participants are then actively employed) and beneficiaries in proportion to the account balances of such participants and beneficiaries as they existed as of the Effective Time. The foregoing notwithstanding, no allocation shall be made pursuant to this Section 5.14(b) unless counsel for First State has determined that the allocation will not adversely affect a determination that the allocation is in accordance with the terms of the ESOP plan document.

     (c) Subject to Section 5.14(e) hereof, following the allocation contemplated by paragraph (b), the ESOP shall be terminated and distributions of participant account balances shall be made in accordance with the terms of the ESOP, subject to the requirements of the Code and ERISA.

     (d) Prior to the Effective Time, in addition to regularly scheduled payments on the outstanding debt of the ESOP, Joachim may, to its sole discretion, elect to prepay principal on the outstanding debt of the ESOP, subject to applicable limits on the deductibility of such payments under the Code.

     (e) Notwithstanding anything in this Section 5.14 to the contrary, in connection with the allocation contemplated by Section 5.14(b), as soon as practicable after the date of this Agreement, Joachim shall file an application for determination to the IRS regarding the proposed

Agreement and Plan of Merger                                         Page 28

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
termination of the ESOP and whether any amount of such allocation is subject to the limitation on annual additions under Section 415 of the Code. In the event that a favorable determination letter is received by Joachim relating to the allocation contemplated by Section 5.14(b) on or prior to 180 days after the Effective Time, then the ESOP shall make allocation of remaining funds in a manner consistent with such favorable determination letter. If a favorable determination letter is not received within such time period, then in that event, the termination date shall be postponed until the date immediately prior to the expiration of the transition period specified in Section 410(b)(6)(C) of the Code and any funds remaining after repaying of the ESOP debt shall be allocated to the greatest extent possible as ESOP earnings with the balance of such funds to be allocated through the date of termination subject to the limitations of Section 415 and based on compensation earned by ESOP participants through the date of termination.

     5.15 Employee Benefits. First State anticipates retaining the employees of JFSL as employees of First State Community Bank after the Effective Time, subject to the needs of First State Community Bank and the qualifications of such employees. If at the Effective Time any employee of Joachim or JFSL is not offered employment by First State Community Bank at compensation at least equal to their compensation from Joachim or JFSL, or, if any employee is terminated within six months after the Effective Time without cause (as determined in the reasonable discretion of the Board of Directors of First State), such employee shall be paid a severance payment by First State or First State Community Bank equal to one week s compensation for each full year s employment at Joachim, JFSL, and First State Community Bank, not to exceed a maximum of six weeks compensation. Except with respect to First State s 401(k) Plan, employees of Joachim or the Subsidiaries who continue in employment with First State or any subsidiary of First State following the Effective Time shall be credited for prior years service with Joachim or any Subsidiary for purposes of eligibility and vesting (but not for the accrual of benefits) under First State s and its Subsidiaries benefit plans and policies (including, without limitation, vacation and sick leave policies), there shall be no exclusion from medical coverage as the result of pre-existing conditions that were covered under the medical plan of Joachim or the applicable Subsidiary, and such employees shall be entitled to participate on an equitable basis in the same benefit plans and policies as are generally available to First State and First State Community Bank employees of similar rank and status.

                           ARTICLE VI

                       Certain Conditions

     6.01 Conditions to Each Party s Obligation To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Closing Date of all of the following conditions:

      (a) This Agreement and the Merger shall have received the requisite approval of shareholders of Joachim at the meeting of shareholders called for purposes of approving the Merger.

      (b) This Agreement and the transactions contemplated hereby, including the Subsidiary Merger, shall have been approved by the Federal Reserve Board, and each other federal and/or state regulatory agencies whose approval is required for consummation of the transactions

Agreement and Plan of Merger                                         Page 29

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
contemplated hereby or in the Subsidiary Merger Agreement, and with respect to the Subsidiary Merger, that such merger may be effected simultaneously with the Effective Time, and all applicable waiting periods shall have expired.

      (c) None of Joachim, First State, or FSB shall be subject to any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger, nor shall JFSL or First State Community Bank be subject to any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Subsidiary Merger.

     (d) Each of Westhoff, Hogan, and Yarbrough on the one hand, and either or both of First State and First State Community Bank on the other hand, shall have executed and delivered the respective Employment Agreements.

     6.02 Conditions to Obligations of Joachim. The obligations of Joachim to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of all of the following additional conditions:

      (a) Representations and Warranties. The representations and warranties of First State set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except (i) to the extent such representations and warranties are by their express provisions made as of a specified date, and (ii) for the effect of transactions contemplated by this Agreement) and Joachim shall have received a signed certificate of the President or Chief Executive Officer and the Corporate Secretary of First State, signing on behalf of the First State Entities, to that effect.

      (b) Performance of Obligations. The First State Entities shall have performed in all material respects all obligations required to be performed by each under this Agreement prior to the Effective Time, and Joachim shall have received a signed certificate of the President or Chief Executive Officer and the Corporate Secretary of First State to that effect, including, without limitation, the obligations of the First State Entities under Section 1.08 hereof in respect of the payment and/or delivery of the Merger Consideration to the Exchange Agent.

      (c) No Material Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in the business, financial condition, or results of operations of First State and the First State Subsidiaries, taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

      (d) Opinion of Counsel. First State shall have delivered to Joachim an opinion of counsel to First State dated as of the Closing Date or a mutually agreeable earlier date in form substantially similar to that attached hereto as Exhibit 6.02.

     (e) Segregated Account. The Escrow Agent shall have delivered a certificate to Joachim that as of the Effective Time the Merger Consideration is being held in a segregated account to be used in accordance with the provisions of Section 1.08 hereof.

Agreement and Plan of Merger                                         Page 30

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
     6.03 Conditions to Obligations of the First State Entities. The obligations of the First State Entities to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of all of the following additional conditions:

      (a) Representations and Warranties. The representations and warranties of Joachim set forth in Article II hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except (i) to the extent such representations and warranties are by their express provisions made as of a specific date and (ii) for the effect of transactions contemplated by this Agreement) and First State shall have received a signed certificate of the President or Chief Executive Officer and Corporate Secretary of Joachim, signing on behalf of Joachim, to that effect.

      (b) Performance of Obligations. Joachim shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and First State shall have received a signed certificate of the President or Chief Executive Officer and Corporate Secretary of Joachim, signing on behalf of Joachim, to that effect.

      (c) Permits, Authorizations, etc. Joachim shall have obtained any and all material consents or waivers from other parties to loan agreements, leases, or other contracts material to Joachim's and the Subsidiaries' businesses required for the consummation of the Merger, and First State, Joachim, and the Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, and approvals required for the lawful consummation of the Merger.

      (d) No Material Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in the business, financial condition, or results of operations, of Joachim or the Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking and/or thrift industries generally or changes in the general level of interest rates or economic conditions).

      (e) Election of Dissenting Shareholders. The number of shares of Joachim Common Stock which have neither voted in favor of the Merger nor consented thereto in a writing pursuant to the Missouri Act and as to which written demand for the fair value of their shares pursuant thereto has been delivered to Joachim by the holders thereof prior to or at the time of the taking of the vote on the Merger shall not exceed 10 percent of the total shares of Joachim Common Stock outstanding at the time when the vote is taken.

      (f) Opinion of Counsel. Joachim shall have delivered to First State an opinion of counsel to Joachim dated as of the Closing Date or a mutually agreeable earlier date in form substantially similar to that attached hereto as Exhibit 6.03.

                           ARTICLE VII

               Termination, Amendment, and Waiver

     7.01 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of
Joachim:

Agreement and Plan of Merger                                         Page 31

      (a) By mutual consent of the Boards of Directors of all parties hereto;
or

      (b) By the Board of Directors of any party hereto at any time after September 30, 1998, if the Merger shall not theretofore have been consummated; or

      (c) By the Board of Directors of any party hereto if the Federal Reserve Board, or any other federal and/or state regulatory agency whose approval is required for the consummation of the transactions contemplated hereby shall have denied approval of such transaction and such denial has, after exhaustion of any and all available appellate procedures, become final;

      (d) By the Board of Directors of either of the First State Entities or the Board of Directors of Joachim in the event of a material breach by the other of any representation, warranty, or agreement contained in this Agreement, which breach is not cured within 15 days (or such longer period not exceeding 40 days in the event such breach cannot reasonably be cured within 15 days and a cure is being pursued with reasonable diligence) after written notice thereof is given to the party committing such breach or waived by such other party(ies); or

      (e) By First State, in its sole discretion and without penalty except as set forth in Section 5.06 of this Agreement, by written notice to Joachim within 10 days after the end of the Due Diligence Review Period.

     (f) By the Board of Directors of any party hereto in the event the shareholders of Joachim fail to approve the Agreement and Merger at the special meeting of shareholders called for such purposes.

     7.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.01 above, this Agreement shall forthwith become void and without further effect and there shall be no liability on the part of any party hereto or the respective officers and directors of any party, except as set forth in the second sentence of Section 5.01 (respecting confidentiality and the return of information) and in Section 5.06 (respecting payment of certain expenses), and, except that no termination of this Agreement pursuant to subsection (d) of Section 7.01 shall relieve the non-performing or defaulting party of any liability to any other party hereto arising from the non-performance and/or breach prior to the date of such termination of any covenant, agreement, term, provision, representation, warranty required to be observed, performed, complied with and/or kept by such non-performing or defaulting party; provided, however, that there shall be no liability for breach of a representation or warranty that was, when given, true and correct to the best knowledge and belief of the party giving same and which later turns out (without any other fault of the party giving same) to be incorrect.

     7.03 Amendment. This Agreement and the Exhibits and Schedules hereto may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement by the shareholders of Joachim; provided, however, that after any such approval no such modification shall alter the amount or change the form of the consideration contemplated by this Agreement to be received by shareholders of Joachim or alter or change any of the terms of this Agreement if such alteration or change would materially and adversely affect the shareholders of Joachim. This Agreement

Agreement and Plan of Merger                                         Page 32

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
may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.04 Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

                          ARTICLE VIII

                       General Provisions

     8.01 Survival of Representations, Warranties, and Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section, all representations, warranties, and agreements in this Agreement of the First State Entities and Joachim or in any instrument delivered by the First State Entities or Joachim pursuant to this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms. In the event of termination of this Agreement in accordance with its terms, the agreements contained in Sections
5.01 (second sentence), 5.06 and 7.02 shall survive such termination.
Sections 5.12, 5.13, 5.14, and 5.15 of this Agreement shall survive the Effective Time.

     8.02 <RESERVED>

     8.03 No Assignment; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned by any party hereto without the prior written consent of all other parties, and any purported transfer or assignment in violation of this Section shall be void and of no effect.

     8.04 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement.

     8.05 No Implied Waiver. No failure or delay on the part of either party hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other further exercise thereof or the exercise of any other right, power, or privilege.

     8.06 Headings. Article, section, subsection, and paragraph titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

Agreement and Plan of Merger                                         Page 33

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     8.07 Entire Agreement.  This Agreement and the Schedules and Exhibits
hereto constitutes the entire agreement between and among the parties with respect to the subject matter hereof, supersedes all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings, or other agreements or understandings with respect thereto. No waiver, and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by all parties thereto.

     The parties hereto acknowledge that the Schedules referenced in Article II hereof are not incorporated in this Agreement as of the date of its execution. Joachim shall provide all such Schedules to the First State Entities within seven days after the date of execution of this Agreement, and at such time the Schedules shall be deemed a part of this Agreement. A representation in one Schedule shall constitute a representation in all Schedules. The obligations on the part of the First State Entities under this Agreement are expressly conditioned upon, and subject to, acceptance by the First State Entities of the form and/or substance of the Schedules, in each case, in the reasonable discretion of the First State Entities, except that the First State Entities may not terminate this Agreement pursuant to this
Section: (i) after 10 business days after the receipt of all of the Schedules in accordance with the terms hereof; and (ii) unless and until Joachim has had the opportunity to cure such objections to the information set forth in the Schedules in a manner satisfactory to the First State Entities, provided that such cure is accomplished within 15 days after receipt of written notice of such objections by the First State Entities. In the event that the First State Entities shall advise Joachim of (a) the unacceptability of any such cure or (b) Joachim's failure to cure within the 15-day period provided above, this Agreement, notwithstanding anything herein contained or implied to the contrary, shall be terminable upon written notice to Joachim by the First State Entities, subject to the provisions of Section 5.06(b) hereof.

     8.08 Counterparts. This Agreement may be executed in one or more counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     8.09 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or by facsimile transmission, telegram, or telex or (ii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  If to the First State Entities:

          First State Bancshares, Inc.
          201 East Columbia
          Farmington, Missouri  63640

          Attention:  Mr. Greg E. Allen,
                      President

Agreement and Plan of Merger                                         Page 34

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           Copy to:  Kenneth H. Suelthaus, Esq.
                     Suelthaus & Walsh, P.C.
                     7733 Forsyth Boulevard, 12th Floor
                     St. Louis, Missouri 63105

     (b)  If to Joachim:

          Joachim Bancorp, Inc.
          Plaza Square
          DeSoto, Missouri 63020

          Attention:  Mr. Bernard R. Westhoff,
                      President

          Copy to:  Paul M. Aguggia, Esq.
                    Breyer & Aguggia
                    1300 I Street, N.W.
                    Suite 470 East
                    Washington, D.C. 20005

provided, however, that the providing of notice to counsel shall not, of itself, be deemed the providing of notice to a party hereto.

     8.10 Governing Law. This Agreement shall be governed by and controlled as to validity, enforcement, interpretation, effect, and in all other respects by the internal laws of the State of Missouri applicable to contracts made in that state.

Agreement and Plan of Merger                                         Page 35

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day of December, 1997.

     FIRST STATE:             FIRST STATE BANCSHARES, INC.


                              By:  /s/ Greg Allen

                              Title:  President



                                ATTEST:  /s/ Carol Rydon
                                        Title:  Assistant Vice President



     FSB:                     FSB


                              By:  /s/ Greg Allen

                              Title:  President



                                ATTEST:  /s/ Carol Rydon
                                        Title:  Assistant Vice President


     JOACHIM:                 JOACHIM BANCORP, INC.


                              By:  /s/ Bernard R. Westhoff

                              Title:  President



                                ATTEST:  /s/ Lee Ellen Hogan
                                        Title:  Senior Vice President

Agreement and Plan of Merger                                         Page 36

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                           Exhibit 99

              Press Release dated December 29, 1997

                         *PRESS RELEASE*


FOR IMMEDIATE RELEASE:
December 29, 1997

CONTACT:  Bernard R. Westhoff
          Chief Executive Officer
          Joachim Bancorp, Inc.
          (314) 586-8821


  JOACHIM BANCORP AGREES TO MERGER WITH FIRST STATE BANCSHARES

     DeSoto, Missouri, December 29, 1997 -- Joachim Bancorp, Inc. (Nasdaq
SmallCap: JOAC), the holding company for Joachim Federal Savings and Loan Association, today announced the execution of a definitive agreement with First State Bancshares, Inc. that will result in the merger of Joachim Federal Savings and Loan Association with First State Community Bank.

     In the transaction, Joachim shareholders will receive $17.25 in cash for each share of Joachim common stock. The aggregate consideration to be received by Joachim shareholders and option holders will be approximately $12.8 million. The transaction is subject to the completion of a due diligence review of Joachim by First State and to approval by banking regulators and the shareholders of Joachim.

     Joachim Federal operates out of one office in DeSoto, Missouri. At September 30, 1997, Joachim Bancorp had total assets of $35.1 million and stockholders' equity of $9.9 million.

     First State Bancshares, Inc. is a multi-bank holding company based in Farmington, Missouri with total assets of $230 million and seven banking locations.

     "We are pleased to affiliate with First State Community Bank," said Bernard R. Westhoff, President and Chief Executive Officer of Joachim. "With the ongoing consolidation in the financial services industry, we believe becoming part of a larger community financial institution will be in the best interests of our employees, customers and shareholders."

     First State Bancshares, Inc. Chairman of the Board, William Cooper, and President, Greg Allen, commented that Joachim Federal will be a valuable addition to its family of community banks, as DeSoto fits nicely within First State's existing market area.

     The transaction is expected to close in the second quarter of 1998.



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